Exhibit 99.1
FROM:     MSA (MSA Safety Incorporated)
Ticker: MSA (NYSE)
Contact: Mark Deasy – (724) 741- 8570

MSA Closes In on Certification of New Breathing Apparatus for Firefighters

PITTSBURGH, October 6, 2014 – Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today announced that it now expects its next-generation air mask for firefighters – the G1 Self-Contained Breathing Apparatus (SCBA) – to be certified by the U.S. government in the fourth quarter. Previously, the company anticipated receiving product certification by the end of September.
“We’re naturally disappointed the product certification process is taking longer than we expected, particularly given the amount of interest the G1 SCBA has generated in the fire service market,” said Nish Vartanian, President of North America. “At the same time we are encouraged by the way our product has performed thus far against the wide regimen of certification tests. We are in the final stages of the approval process and remain confident in the G1’s ability to clear the remaining test requirements.”
Patricia Gleason, President of the Safety Equipment Institute in McLean, Va., which administers the third-party certification process for SCBA and other fire fighting safety products, confirmed the MSA unit is proceeding through the NIOSH and NFPA certification process as planned. “NFPA certification is a complex process combining a broad range of extreme and rigorous tests with a detailed quality assurance process,” Ms. Gleason said.

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About MSA

Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures. Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life‐threatening situations. The company's comprehensive line of products is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining, and the military. The company’s core products include self‐contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, head protection products and fall protection devices. With 2013 revenues of $1.1 billion, MSA employs approximately 5,300 people worldwide. The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America. With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America. For more information, visit MSA’s website at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:

Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance, and timing of new product approvals and related shipment activity. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 24, 2014. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.msasafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

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